EXHIBIT 10.14


                AMENDMENT TO 1998 STOCK OPTION AND INCENTIVE PLAN
                -------------------------------------------------


         WHEREAS, the Company's 1998 Stock Option Plan ( the "Plan") was approved by the Board of Directors and shareholders on April 29, 1998; and

         WHEREAS, Section 1.04 of the Plan defines the term Change in Control;
         and

         WHEREAS, the Compensation and Benefits Committee has recommended that the definition of Change in Control be amended to disregard securities acquired directly from the Company and thereby conform such definition to the definition of Change in Control contained in other Company plans; and

         NOW, THEREFORE BE IT RESOLVED, that the Board of Directors hereby amends Section 1.04(a) of the Plan to add the following to the last sentence:

                  provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose;